Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Announces New Board Member, Ava E. Lias-Booker

MILWAUKEE - (BUSINESS WIRE) - On February 22, 2022, Ava E. Lias-Booker accepted the invitation of the Board of Trustees (the “Board”) of Physicians Realty Trust (the “Company”) to join the Company’s Board, effective as of March 1, 2022. In connection with Ms. Lias-Booker’s appointment, the Board increased its size from eight to nine trustees. Ms. Lias-Booker will stand for election at the Company’s 2022 annual meeting of shareholders.

Ms. Lias-Booker, 61, is a partner at McGuireWoods LLP, an international law firm, where she leads the litigation practice of the firm’s Baltimore office. Ms. Lias-Booker has been with McGuireWoods LLP since 2004. A seasoned trial and appellate lawyer, Ms. Lias-Booker has over three decades of first chair trial experience representing businesses from a broad range of industries in complex commercial and civil litigation. She is also chair of the firm’s Diversity & Inclusion Committee, a member of its Diversity Action Council, and part of its seven-member Associates Committee.

She served as co-lead counsel to a multinational oil and gas corporation that successfully argued for the reversal of jury verdicts awarding plaintiffs more than $1.5 billion in compensatory and punitive damages before Maryland’s highest appellate court. In addition, she has successfully defended financial institutions in a myriad of cases at the trial and appellate levels. Ms. Lias-Booker’s dedication to providing excellent client service is matched by her passion for mentoring young lawyers and serving Baltimore's legal and civic communities, the state, and the nation. She serves as a member of the board of directors of University of Maryland Saint Joseph’s Medical Center and sits on the boards of visitors of Duke University School of Law and the University of Maryland Francis King Carey School of Law (emeritus). She is a former member of the boards of directors for the Baltimore Symphony Orchestra and the Baltimore Open Society Institute. Ms. Lias-Booker also serves as chair of the Magistrate Judges’ Merit Selection Panel of the U.S. District Court for the District of Maryland and was a gubernatorial appointee to the Maryland Appellate Judicial Nominating Committee. She frequently speaks on litigation, leadership, and diversity issues.

“Physicians Realty Trust has had an outstanding Board of Trustees since our inception in 2013. We are excited to make it even better and welcome Ms. Lias-Booker to our Board,” said Governor Tommy G. Thompson, Chairman of the Board of Trustees. “She brings a wealth of legal and business experience to our Board and expands our diversity, equity, and inclusion expertise. We are honored she has accepted the role and look forward to working with her for years to come.”

“As a leader in her field, and with great experience in matters of compliance with legal and regulatory requirements, Ms. Lias-Booker is a terrific addition to our Board. We are confident she will provide valuable insight as we continue to develop our culture committed to serving the communities, healthcare providers and patients they serve, as well as mentor our team,” said John T. Thomas, President and Chief Executive Officer of the Trust.

“I am honored to join the Board of Physicians Realty Trust to work with the Company’s strong management team. I look forward to participating in their dynamic and collaborative approach that supports the Company’s efforts to deliver value for its stakeholders,” said Ms. Lias-Booker.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company is a Maryland real estate investment trust and has elected to be taxed as a REIT for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by the Operating Partnership, directly or through limited partnerships, limited liability companies or other subsidiaries.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the COVID-19 pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020.

Source: Physicians Realty Trust